UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2011, we amended our by-laws (see Item 5.03, below), creating two offices (that of Chief Executive Officer and that of President) to perform the functions previously performed by the office of President. Immediately following this amendment, Mr. Peter-Mark Vogel resigned as President of our company and was appointed to the newly created office of Chief Executive Officer. At the same time, Dr. Werner Ladwein, a director of our company, was appointed to the newly created office of President. Both Mr. Vogel and Dr. Ladwein report to the board of directors.

There was no disagreement between Peter-Mark Vogel and our company, nor was there any violation of our company’s policies or procedures that lead to Mr. Vogel’s resignation and reappointment.

There are no family relationships between Dr. Ladwein and our board of directors or between Peter-Mark Vogel and our board of directors.

Dr. Werner Ladwein obtained a Ph.D. in Geology and Mineralogy from the University of Innsbruck, Austria in February 1977. Furthermore, Dr. Ladwein obtained an MBA in International Business from Webster University in July 1988. Dr. Ladwein has more than 30 years experience in the oil & gas industry. At OMV AG, an Austrian oil and gas company, Dr. Ladwein was assigned various managerial tasks primarily in exploration and production.

During his tenure at OMV AG Dr. Ladwein had the following management positions: from 1990 to 1992, he was the Head of Exploration and Research in Austria and neighboring countries; from 1992 to 1997, he was the General Manager of OMV AG in Libya; the first operated international venture of OMV AG in exploration and production and the first oil field development for OMV AG abroad. He renegotiated agreements and acquired new licenses; from 1997 to 2001, he was the General Manager of OMV AG Albania; He restructured the joint venture and started exploration with new partners in new licenses; from 2002 to 2004, he was the General Manager OMV AG Pakistan; He restructured the company and built up to the largest foreign producer, acquired operations of another company and incorporated company into OMV AG, acquired additional licenses and successful implementation of Corporate Social Responsibility, which was base for roll out in OMV AG; from 2004 to 2008, he was a member of the Petrom SA board of directors and Executive Director Exploration and Production; He was a main contributor to OMV Group results, restructuring of a privatized company and integration into OMV AG, changing it to be an efficient operator including successful implementation of environment policies, restructuring and acquisition of a major service company to Petrom. Petrom had exploration and production activities in Kazakhstan, Turkmenistan and Russia; and since 2008, he has worked as an independent oil and gas consultant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 1, 2011, we amended and restated our company’s bylaws.

Section 2.3 was amended to allow Special Meetings to be called at any time by the Chief Executive Officer, the President or by the Board or by the Chairman of the Board;

Section 3.6 was amended to allow directors to resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board.

Section 3.9 was amended to allow Special meetings of the Board to be called by the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer, the Secretary or any two directors.

Article 4 – Officers was amended change the duties of the office of President, to add the office of Chief Executive Officer and to describe the duties of the Chief Executive Officer.

The above description of the amended and restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended and restated Bylaws of our company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws
99.1	News release dated November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
November 1, 2011